UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

             (b)           On November 27, 2012, Viacom Inc. (“Viacom”) announced that James W. Barge, Viacom’s Executive Vice President, Chief Financial Officer, would no longer hold the position of Chief Financial Officer effective November 27, 2012.

             (c)           On November 27, 2012, the Viacom Board of Directors elected Wade Davis, Viacom’s Executive Vice President, Strategy and Corporate Development, to succeed Mr. Barge as Chief Financial Officer, effective November 27, 2012.  Mr. Davis, age 40, had served as Viacom’s Executive Vice President, Strategy and Corporate Development since August 2009.  Previously, Mr. Davis served as Viacom’s Senior Vice President, Mergers & Acquisitions and Strategic Planning since January 2007 and as Senior Vice President of Mergers & Acquisitions since January 1, 2006.  Prior to joining Viacom, Mr. Davis was an investment banker in the technology and media sectors for more than a decade.  For a description of the material terms of Mr. Davis’ new employment agreement, see subsection (e) below.

             A copy of the press release announcing the appointment is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

             (e)    On November 27, 2012, Viacom entered into a new employment agreement (the “Agreement”) with Mr. Davis, effective as of November 27, 2012. The Agreement reflects Mr. Davis’ new position as Viacom’s Executive Vice President, Chief Financial Officer and extends Mr. Davis’ term of employment to November 26, 2015 on the following terms:

•	Base Salary. Effective November 27, 2012, Mr. Davis’ salary will be $1,200,000 per year.

•	Annual Merit Review. Mr. Davis will be eligible to receive an increase in salary, as determined by the Viacom Compensation Committee, on or about an annual basis.

•
Annual Cash Bonus. Mr. Davis’ target annual cash bonus under Viacom’s Senior Executive Short-Term Incentive Plan will be $1,200,000.  His actual bonus will be determined in the manner set forth in such plan and described in Viacom’s proxy statement..

•	Annual Equity Awards. Mr. Davis will be eligible to receive annual grants of equity compensation with a target value of $1,200,000.

•	Benefits. Mr. Davis will continue to be eligible to participate in Viacom’s retirement and other employee benefit plans for which he qualifies pursuant to the terms of the applicable plan.

•
Severance. The Agreement provides that the maximum amount payable with respect to salary and bonus in the event of his termination without “cause” or resignation for “good reason” is two times his then current base salary and target bonus. In addition, the Agreement provides for acceleration of vesting of certain unvested equity awards in the event of his termination without “cause” or resignation for “good reason.”

•	Restrictive Covenants. Mr. Davis will continue to be subject to certain restrictive covenants, such as non-competition and non-solicitation covenants, including following termination of employment.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99	Press Release of Viacom Inc. dated November 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  December 3, 2012

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press Release of Viacom Inc. dated November 27, 2012.